UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003 (August 6, 2003)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or other jurisdiction of	(Commission File	(I.R.S. Identification
incorporation)	Number)	Number)

10 Burton Hills Boulevard, Nashville, Tennessee	37215

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (615) 263-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

     (c)  The following exhibit is furnished as part of this Current Report pursuant to Item 12:

Exhibit No.	Description of Exhibit

99.1	Corrections Corporation of America press release dated August 6, 2003.

Item 12. Results of Operations and Financial Condition.

     On August 6, 2003, Corporations Corporation of America, a Maryland corporation (the “Company”), issued a press release announcing its results for the three months ended June 30, 2003. A copy of the release is furnished as a part of this Current Report as Exhibit 99.1 and is incorporated herein in its entirety by this reference. The release contains certain financial information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles, or GAAP, which the Company believes is useful to investors and other interested parties. The Company has included information concerning this non-GAAP information in the release, including a reconciliation of such information to the most comparable GAAP measures, the reasons why the Company believes such information is useful, and the Company’s use of such information for additional purposes.

     The information in this Current Report is being furnished pursuant to Item 12 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended, and Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this report that is required to be disclosed solely by Item 12. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report is current only as of August 6, 2003 and may change thereafter.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2003	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Irving E. Lingo, Jr.
	Its:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Corrections Corporation of America Press Release dated August 6, 2003.